EXHIBIT 99.1

Byline Bancorp Announces Approval of New Stock Repurchase Program

Chicago, IL, December 12, 2022 – Byline Bancorp, Inc. (“Byline” or the “Company”) (NYSE: BY), announced today that its Board of Directors has approved a new stock repurchase program that authorizes the Company to repurchase up to 1.25 million shares of the Company’s outstanding common stock. The shares authorized to be repurchased represent approximately 3.3% of the Company’s currently outstanding common stock. The new program will be effective January 1, 2023 and be in effect until December 31, 2023. Under its existing stock repurchase program expiring on December 31, 2022, Byline has purchased 2,139,262 shares of the 2.5 million total shares authorized for repurchase.

Roberto R. Herencia, Executive Chairman and Chief Executive Officer of Byline Bancorp, Inc., stated, “With the upcoming expiration of our current stock repurchase program, we determined it was prudent to authorize a new program that will continue to provide us with the flexibility to make capital allocation decisions that we believe are in the best long-term interests of stockholders. The program is an important part of our overall capital management strategy to return value to stockholders, which includes investments in the business, M&A opportunities, share repurchases, and our regular quarterly dividend. As market conditions change, we will continue to evaluate opportunistic stock repurchases on a regular basis as part of our balanced approach to capital deployment while we maintain sufficient capital to support the continued growth of Byline.”

Under the new program, shares may, at the discretion of management, be repurchased from time to time in open market purchases as market conditions warrant or in privately negotiated transactions, including pursuant to a Rule 10b5-1 plan, all as effected to the extent permitted by applicable law, including pursuant to the safe harbor provided under Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The Company is not obligated to purchase any shares under the program, and the program may be discontinued at any time. The actual timing, number and share price of shares purchased under the repurchase program will be determined by the Company at its discretion and will depend on a number of factors, including the market price of the Company’s stock, general market and economic conditions and applicable legal requirements.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full-service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $7.3 billion in assets and operates more than 30 full-service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top five Small Business Administration lenders in the United States.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in its Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2021. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

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Contacts:

Investors:	Media:
Brooks Rennie	Erin O’Neill
Investor Relations Director	Marketing Director
(312) 660-5805	(773) 475-2901
brennie@bylinebank.com	eoneill@bylinebank.com